As filed with the Securities and Exchange Commission on May 12, 2003
                                                    Registration No. 333-105158

                   SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                          GK INTELLIGENT SYSTEMS, INC.
              ---------------------------------------------------
             (Exact name of Registrant as specified in its charter)

      DELAWARE                                                   76-0513297
-----------------------------                                ------------------
State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

2606 Yorktown Place, Houston, Texas                                   77056
--------------------------------------                               -------
(Address of principal executive offices)                            (Zip Code)

               GK Intelligent Systems, Inc. 2003 Stock Option Plan Non-Employee Directors and Consultants Retainer Stock Plan For The Year 2003
               Settlement Agreement with Brewer & Pritchard, P.C.
               --------------------------------------------------
                            (Full Title of the Plan)

                                 Gary F. Kimmons
                                President and CEO
                               2602 Yorktown Place
                              Houston, Texas 77056
                      ------------------------------------
                     (Name and Address of Agent For Service)

                                 (713) 626-1504
           ---------------------------------------------------------
          (Telephone Number, Including Area Code of Agent For Service)

                          Copies of Communications to:
                             George G. Chachas, Esq.
                             Wenthur & Chachas, LLP
                     4180 La Jolla Village Drive, Suite 500
                           La Jolla, California 92037
                                 (858) 457-3800

                         Calculation of Registration Fee

=================================================== ================ ======================= ======================== ==============
                                                                        Proposed Maximum        Proposed Maximum        Amount Of
            Title Of Securities To Be                Amount To Be      Offering Price Per      Aggregate Offering      Registration
                    Registered                       Registered(1)          Share(2)                Price(3)              Fee(3)
--------------------------------------------------- ---------------- ----------------------- ------------------------ --------------
--------------------------------------------------- ---------------- ----------------------- ------------------------ --------------

GK Intelligent Systems, Inc.
2003 Stock Option Plan
Common Stock, par value $0.001 per share              10,000,000             $0.15                    $1,500,000         $121.35
--------------------------------------------------- ---------------- ----------------------- ------------------------ --------------
--------------------------------------------------- ---------------- ----------------------- ------------------------ --------------

GK Intelligent Systems, Inc.
Non-Employee Directors and Consultants Retainer
Stock Plan for the Year 2003
Common Stock, par value $0.001 per share               2,000,000             $0.15                    $  300,000          $24.27
--------------------------------------------------- ---------------- ----------------------- ------------------------ --------------
--------------------------------------------------- ---------------- ----------------------- ------------------------ --------------

Settlement Agreement with
Brewer & Pritchard P.C.
Common Stock, par value $0.001 per share                   33,000            $0.15                    $      4,950        $0.40
--------------------------------------------------- ---------------- ----------------------- ------------------------ --------------

                                EXPLANATORY NOTE

                         DEREGISTRATION OF 33,000 SHARES

         Registration Statement No. 333-105158, filed with the Securities and Exchange Commission on May 12, 2003, covered (a) 10,000,000 shares of the Registrant's common stock, par value $0.001 per share (the "Common Stock"), that may be issued upon exercise of options granted under the GK Intelligent Systems, Inc., 2003 Stock Option Plan (the "2003 Stock Option Plan"), (b) 2,000,000 shares of the Registrant's Common Stock that may be issued pursuant to the GK Intelligent Systems, Inc. Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2003 (the "Non-Employee Directors and Consultants Plan"), and
(c) 33,000 shares of the Registrant's Common Stock to be issued pursuant to the Settlement Agreement between the Registrant and Brewer & Pritchard P.C., in payment of previous legal services provided to the Registrant.

         We are filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the 33,000 shares of common stock which were to be issued pursuant to the Settlement Agreement between the Registrant and Brewer & Pritchard P.C.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/A and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-150158, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the date written below.

                                       GK INTELLIGENT SYSTEMS, INC.
                                       A Delaware Corporation



Dated: June 17, 2003                   /S/ Gary F. Kimmons
                                       -----------------------------------------
                                       By:  Gary F. Kimmons
                                       Its:  President, Chief Executive Officer
                                             and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:


        Signature                                     Title                                          Date


        /S/ Gary F. Kimmons
        ----------------------------------            President, Chief Executive Officer,
                Gary F. Kimmons                       Chief  Financial Officer                       June 17, 2003
                                                      and Chairman of the Board of Directors



        /S/ Kathryn Kimmons **
        ----------------------------------            Secretary and Director (Principal              June 17, 2003
                Kathryn Kimmons                       Executive Officer)


        /S/ Dick Meador **
        ----------------------------------            Director                                       June 17, 2003
                Dick Meador




** By:   /S/ Gary F. Kimmons
         ---------------------------------------
         Gary F. Kimmons - Attorney-in-Fact
         pursuant to Powers of Attorney filed
         as Exhibit 24 to Form S-8
         Registration Statement No. 333-105158.

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